EXHIBIT 99.2


    Reeves Southeastern Corporation for the three fiscal years ended
        October 31, 1997, with Report of Independent Accountants


REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders
Reeves Southeastern Corporation

We have audited the accompanying consolidated balance sheets of Reeves Southeastern Corporation and subsidiary (the Company) as of October 31, 1997, and November 1, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended October 31, 1997
(52 weeks), November 1, 1996 (52 weeks), and November 3, 1995 (53 weeks).
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reeves Southeastern Corporation and subsidiary as of October 31, 1997, and November 1, 1996, and the results of their operations and their cash flows for the years ended October 31, 1997 (52 weeks), November 1, 1996 (52 weeks), and November 3, 1995 (53 weeks), in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand LLP
Tampa, Florida
December 24, 1997, except for the information in
         Note 13 for which the date is March 5, 1998


REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
October 31,1997 and November 1, 1996


                             ASSETS                                                         1997             1996
Current Assets:
  Cash                                                                               $   1,040,748   $      481,965
  Trade receivables, less allowance for doubtful accounts of
         $297,600 and $287,600                                                          13,830,626       13,157,355
  Inventories                                                                           13,313,792       14,398,824
  Prepaid expenses and other current assets                                                579,705        2,823,252
      Total current assets                                                              28,764,871       30,861,396

Investments                                                                                514,433          535,484
Property, plant and equipment, net of accumulated depreciation
      and amortization                                                                   5,678,401        6,239,617
Other assets                                                                             3,345,475        2,507,384

      Total assets                                                                   $  38,303,180    $  40,143,881

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt and capital leases                               $   1,803,825    $   1,878,028
  Revolving credit note                                                                  6,739,000        8,692,000
  Accounts payable, trade                                                                5,226,233        3,918,971
  Accrued expenses and other liabilities                                                 4,055,756        4,702,238
  Deferred revenue                                                                         712,089          659,641
      Total current liabilities                                                         18,536,903       19,850,878

Long-term debt and capital leases                                                        1,356,328        3,285,129
Deferred income taxes                                                                      538,516          202,160
      Total liabilities                                                                 20,431,747       23,338,167

Commitments and contingencies (Notes 9 and 10)

Stockholders' equity:
  Common stock, par value $1:
      Authorized - 2,500,000 shares
      Outstanding - 602,400 shares including 72,526 and 80,176
         subject to redemption (Note 9)                                                    602,400          602,400
  Additional paid-in capital                                                             2,680,767        2,680,767
  Retained earnings                                                                     21,413,080       19,432,156
                                                                                        24,696,247       22,715,323
  Less treasury stock of 293,833 and 275,181 shares, at cost                           (5,924,814)      (4,609,609)
  Less guaranteed ESOP obligation (Note 9)                                               (900,000)      (1,300,000)
         Total stockholder's equity                                                     17,871,433       16,805,714

         Total liabilities and stockholders' equity                                   $ 38,303,180     $ 40,143,881

The accompanying notes are an integral part of these consolidated financial statements.



REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
for the years ended October 31, 1997, November 1, 1996 and November 3, 1995





                                                          1997           1996             1995

Net sales                                             $ 122,312,159    $ 117,200,166      $ 112,220,845
Cost of sales, including depreciation of $547,000,
     $460,000 and $399,300                               94,423,218       90,386,989         86,583,605

  Gross profit on sales                                  27,888,941       26,813,177         25,637,240

Selling, general and administrative expenses, including
      depreciation and amortization of $482,000, $518,000
      and $368,200                                       23,971,401       22,296,269         20,761,033

                                                          3,917,540        4,516,908          4,876,207

Other expense (income):
  Interest expense                                        1,107,275        1,067,481          1,153,248
  Miscellaneous income                                    (508,659)        (733,755)          (474,449)
                                                            598,616          333,726            678,799

     Income from continuing operations
       before income taxes                                3,318,924        4,183,182          4,197,408

Provision for income taxes                                1,338,000        1,648,000          1,706,000

     Income from continuing operations                    1,980,924        2,535,182          2,491,408

Discontinued operations:
  Income from operations of Southeastern Galvanizing Division
      (less applicable income taxes of $65,000 and $360,000
       in 1996 and 1995)                                          0          100,447            581,198
  Gain on sale of Southeastern Galvanizing Division (less
      applicable income taxes of $2,016,000 in 1996)              0        3,239,081                  0
                                                                  0        3,339,528            581,198

      Net Income                                    $     1,980,924  $     5,874,710    $     3,072,606


The accompanying notes are an integral part of these consolidated financial statements.



REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY for the years ended October 31, 1997, November 1, 1996 and November 3, 1995


                                    Common Stock   Additional              Treasury Stock        Guaranteed ESOP Obligation
                                 Shares   Amount    Paid-in   Retained      Shares    Amount       Shares    Amount        Total
Balance, October 28, 1994       60,240 $  60,240 $ 3,001,640 $ 10,484,840    25,015 $(2,843,514)       0 $          0  $ 10,703,206

Purchase of treasury stock           0         0           0            0     2,170    (898,937)   4,771   (2,000,000)  (2,898,937)

Issuance of stock from treasury      0         0     147,172            0    (1,141)    136,277     (807)     300,000       583,449

Net income                           0         0           0    3,072,606         0          0         0            0     3,072,606

Stock dividend, 9 for 1 (Note  542,160   542,160    (542,160)           0   234,342          0    35,674            0             0

Balance, November 3, 1995      602,400   602,400   2,606,652   13,557,446   260,386 (3,606,174)   39,638   (1,700,000)   11,460,324

Purchase of treasury stock           0         0           0            0    25,355 (1,512,427)        0            0   (1,512,427)

Issuance of stock from treasury      0         0      74,115            0   (10,560)   508,992   (10,655)     400,000       983,107

Net income                           0         0           0    5,874,710         0          0         0           0      5,874,710

Balance, November 1, 1996      602,400   602,400   2,680,767   19,432,156   275,181 (4,609,609)   28,983  (1,300,000)    16,805,714

Purchase of treasury stock           0         0           0            0    18,652 (1,315,205)        0           0    (1,315,205)

Issuance of stock from treasury      0         0           0            0         0          0     9,585     400,000        400,000

Net income                           0         0           0    1,980,924         0          0         0           0      1,980,924

Balance, October 31, 1997      602,400 $ 602,400 $ 2,680,767 $ 21,413,080   293,833 $(5,924,814)  19,398 $  (900,000)  $ 17,871,433

The accompanying notes are an integral part of these consolidated financial statements.



REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended October 31, 1997, November 1, 1996 and November 3, 1995

                                                                           1997             1996             1995

Cash flows from operating activities:
  Net income                                                        $   1,980,924   $    5,874,710   $    3,072,606
  Adjustments to reconcile net income to net cash provided by
         (used in) operating activities:
    Depreciation and amortization                                       1,096,034        1,139,667        1,109,394
    Provision for doubtful accounts                                       213,232          287,636          260,000
    Loss (gain) on sale of investments                                   (41,848)                0            4,000
    Deferred income taxes                                                (59,000)          187,000           58,000
    Loss (gain) on disposals of property, plant and equipment              35,848         (37,598)        (142,000)
    Gain on disposal of Southeastern Galvanizing Division                       0      (5,255,081)                0
    Increase in trade receivables, net                                  (948,773)      (1,228,199)      (2,046,219)
    Decrease (increase) in inventories                                  1,166,669      (2,649,726)        (322,945)
    Increase (decrease) in accounts payable, trade                      1,278,508      (2,184,690)          835,627
    Decrease in other assets and liabilities, net                        (67,331)      (1,850,334)        (488,286)

         Net cash provided by (used in) operating activities            4,654,263      (5,716,615)        2,340,177

Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment                     521,260           69,800           23,700
  Proceeds from sale of Southeastern Galvanizing Division                       0        6,700,000                0
  Acquisition of certain assets, net of liabilities assumed             (269,245)                0                0
  Purchases of property, plant and equipment                            (954,200)      (2,221,298)      (2,188,507)
  Purchases of investments                                                      0          (4,270)        (113,362)
  Proceeds on sale of investments                                          54,956               0            1,000

         Net cash (used in) provided by investing activities            (647,229)        4,544,232      (2,277,169)

Cash flows from financing activities:
  Advances under revolving credit agreement                            29,204,000       34,986,000       25,802,500
  Payments on revolving credit agreement                             (31,157,000)     (30,758,000)     (27,544,500)
  Principal payments of term debt and capital leases                  (2,193,484)      (4,541,287)      (1,666,144)
  Proceeds on issuance of term debt                                             0        1,993,750        3,248,495
  Payments received on notes receivable                                 1,613,438          109,682           98,152
  Reduction of ESOP obligation                                            400,000          400,000          300,000
  Issuance of treasury stock                                                    0          583,107          283,449
  Purchase of treasury stock                                          (1,315,205)      (1,512,427)        (898,937)

         Net cash (used in) provided by financing activities          (3,448,251)        1,260,825        (376,985)

Net increase (decrease) in cash                                           558,783           88,442        (313,977)

Cash at beginning year                                                    481,965          393,523          707,500

Cash at end of year                                                 $   1,040,748   $      481,965   $      393,523

See Notes 2 and 4.


The accompanying notes are an integral part of these consolidated financial statements.



Reeves Southeastern Corporation and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS:

    Reeves Southeastern Corporation (Reeves) and its wholly owned subsidiary, Foreline Security Corporation (Foreline) (herein the Company) are located in Tampa, Florida. Reeves is in the business of manufacturing and distributing, through its distribution network, a full line of fencing and fencing related products. Reeves' primary manufacturing facilities are located in Tampa, Florida, and it has 31 sales branches, primarily located in the eastern United States. Foreline is engaged in the business of distributing, installing, and servicing security systems and banking equipment throughout the Southeast.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Reeves and Foreline. All significant intercompany accounts and transactions have been eliminated.

    The accounting and reporting policies of the Company conform to generally accepted accounting principles. The following summarizes significant accounting policies.

    FISCAL YEAR - The fiscal year of the Company is the 52-week (or 53-week) period that ends at the close of business on the Friday that is nearest the last day of October. Fiscal years 1997 and 1996, consisted of 52 weeks and fiscal year 1995 consisted of 53 weeks.

    INVENTORIES - Inventories are stated at the lower of cost or market. Cost of raw materials and the raw materials content of work in process and finished goods and certain purchased finished goods for Reeves are determined on the last-in, first-out method (LIFO). Cost for the remainder of the inventory is determined on the first-in, first-out method (FIFO).

    INVESTMENTS - Investments are carried at the lower of aggregate cost or market.

    PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of five to twenty years. Upon disposition, the asset cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss is included in income.

    INCOME TAXES - Deferred income taxes reflect the future tax effects of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end (see Note 6).

    COMPUTER SOFTWARE COSTS - Computer software costs, net of accumulated amortization, approximated $166,000 and $493,000 as of October 31, 1997 and November 1, 1996, respectively, and are included in property, plant, and equipment in the consolidated balance sheets. Such costs are being amortized over their estimated useful lives using the straight-line method. Amortization expense for the years ended October 31, 1997, November 1, 1996 and November 3, 1995 was approximately $85,000, $99,000 and $0, respectively.

    STATEMENT OF CASH FLOWS - During fiscal years 1997, 1996 and 1995, the Company made interest payments of approximately $1,170,000, $959,000 and $1,372,000, respectively, and tax payments of approximately $1,216,000, $4,105,000 and $2,398,000, respectively. In addition, the Company had the following noncash transactions:

     During the years ended October 31, 1997, November 1, 1996 and November 3, 1995, notes totaling $787,876, $626,996 and $499,976, respectively, were issued to former ESOP participants in conjunction with the purchase of treasury stock shares of 16,761, 15,767 and 17,889, respectively (see Note
     9). The notes have been included in accrued expenses and other liabilities at their respective year-ends.
     During the years ended October 31, 1997, November 1, 1996 and November 3, 1995, treasury stock of 9,585 shares costing $400,000, treasury stock of 18,575 shares costing $872,428, and treasury stock of 8,070 (as restated) shares costing $300,000, respectively, were allocated to the Company's Employee Stock Ownership Plan (the ESOP, see Note 9) and the cost included in net income. During the year ended November 1, 1996 and November 3, 1995, treasury stock of 2,640 and 11,410 shares (as restated), respectively, costing $110,679 and $283,449, respectively, were issued as executive compensation and the related cost included in net income.

     In connection with the Company's sale of the Southeastern Galvanizing Division in fiscal 1996, the Company received a promissory note of $3,000,000 (see Note 11).

     In connection with an acquisition of net assets in fiscal 1997, the Company issued a promissory note of $169,000 (see Note 5).

     During the year ended November 3, 1995, the Company financed the purchase of certain computer hardware and software through a capital lease which approximated $723,000.
     During the year ended November 3, 1995, the Company sold equipment for approximately $200,000 and received a note receivable for the full amount.

    CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. These concentrations are limited due to the large number of customers comprising the Company's customer base and their dispersion across a large geographic area in the United States.

    USE OF ESTIMATES IN THE FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    RECLASSIFICATIONS - Certain amounts shown in the consolidated financial statements for the year ended November 1, 1996 and November 3, 1995, respectively, have been reclassified to conform with the presentation adopted for the year ended October 31, 1997.

3.  INVENTORIES:

    A summary of inventories at October 31, 1997 and November 1, 1996 follows:



                                                                                            1997             1996

         Raw Materials                                                              $      631,032   $      681,427
         Work in progress                                                                  671,901          526,001
         Finished good                                                                  13,222,471       14,370,054
                                                                                        14,525,404       15,577,482
         Less reserve to state inventories principally at LIFO cost                    (1,211,612)      (1,178,658)

                                                                                      $ 13,313,792    $  14,398,824


    Inventory components valued at LIFO amounted to 40% of total FIFO inventory at both October 31, 1997 and November 1, 1996.


    The following supplementary information is presented so that a reader may make comparisons with companies using the FIFO method of inventory valuation. FIFO income net of related taxes has been calculated consistent with LIFO under all conditions and assumptions other than inventory valuation.

                                         1997                  1996                    1995
                                  FIFO        LIFO        FIFO        LIFO        FIFO        LIFO
  Income from continuing      $ 3,351,878 $ 3,318,924 $ 4,383,377 $ 4,183,182 $ 4,282,100 $ 4,197,408
  operations before income
  taxes
  Income from continuing      $ 2,000,878 $ 1,980,924 $ 2,655,299 $ 2,535,182 $ 2,542,223 $ 2,491,408
  operations


4.  PROPERTY, PLANT AND EQUIPMENT:


    A summary of property, plant and equipment at October 31, 1997 and November 1, 1996 follows:




                                                          1997               1996

         Land and improvements                        $   1,813,907    $   1,800,292

         Buildings and improvements                       3,539,643        3,209,169
         Machinery and equipment                          5,627,711        5,182,619

         Furniture and fixtures                             191,893          157,704
         Assets under capital lease                         139,616          723,493

                                                         11,312,770       11,073,277

         Less accumulated depreciation and amortization  (5,634,369)      (4,833,660)

                                                      $   5,678,401    $   6,239,617


    During fiscal year 1997, the Company purchased certain portions of its computer system that it was accounting for as a capital lease. The Company subsequently entered into an agreement with the vendor for the sale at fair value and leaseback of the computer system including software. The lease is for a period of three years and has a renewal option at the projected fair market value. The lease is classified as an operating lease and the book value of the computer system of approximately $517,000 has been removed from the balance sheet. Rental expense related to this lease is approximately $269,000 annually.



5.  INDEBTEDNESS AND CAPITALIZED LEASES:


    A summary of long-term debt, capital leases and current maturities at October 31, 1997 and November 1, 1996 follows:


                                                                                                            1997           1996
                             Term note (prime  or LIBOR plus 2.25%), principal payable  in quarterly     $  2,000,000   $  3,333,333
                             installments of  $333,333, due  in April  1999, prime  interest payable monthly and LIBOR  interest payable on  the last day of  the applicable interest period

                             Guaranteed  ESOP  obligation term  note (prime  or  LIBOR plus  2.25%),          900,000      1,300,000
                             principal   payable  in  quarterly  installments   of  $100,000,  prime
                             interest  payable in quarterly installments, and LIBOR interest payable on  the last  day of  the applicable  interest period,  collaterized by
                             19,398 shares of the Company's stock (Note 9)

                             Computer  lease (10.05%),  principal and  interest  payable in  monthly           70,283        529,824
                             installments of $2,513 through June 2000
                             Term  note (7.5%),  issued in  conjunction with  acquisition, principal          169,000              0
                             payable  in  annual  installments of  $42,500  in  1998 and  1999,  and
                             $42,000 in 2000  and 2001, interest payable  on each principal  payment date

                             Forklift lease  (6.4%),  principal  and  interest  payable  in  monthly           20,870              0
                             installments of $419 through August 2002
                                                                                                            3,160,153      5,163,157
                             Less current portion                                                           1,803,825      1,878,028
                                                                                                         $  1,356,328   $  3,285,129

    Maturities on long-term debt and capital leases are as follows:

                       Year ending:
                                                 1998                      $  1,803,825
                                                 1999                         1,139,957
                                                 2000                           165,690
                                                 2001                            46,609
                                                 2002                             4,072
                                                                           $  3,160,153


    At October 31, 1997, November 1, 1996 and November 3, 1995, the Company's bank credit agreements provide for borrowings of up to $12,500,000 under a revolving credit note. The rate of interest on borrowings under the revolving credit note is at the lower of the prime rate, or the London Interbank Borrowing Rate (LIBOR) plus 2.25% (prime rate was 8.50% and LIBOR was 5.6525% at October 31, 1997). This agreement expires in 1999.

    The revolving credit note and term note are collateralized by certain real property and all accounts receivable, inventories and equipment of the Company. The amount available under the revolving credit note is limited based on a specified level of inventories and accounts receivable. Based on these limitations, the Company has available to it under lines and letters of credit unused amounts of approximately $5,761,000, $3,040,300 and $7,073,300 at October 31, 1997, November 1, 1996 and November 3, 1995,
    respectively.

    The terms of the Company's financing agreements contain, among other provisions, requirements for maintaining certain working capital and other financial ratios, and restrictions on incurring additional indebtedness. In addition, the Company is restricted as to contributions to the Company's Employee Stock Ownership Plan and Pension Plan.
    Deferred loan fees and costs are being amortized over the term of the related debt on a straight-line basis. Amortization expense for 1997, 1996 and 1995, approximated $29,000, $62,000 and $58,000, respectively.

6.  INCOME TAXES:

    A summary of the provision for income taxes for the years ended October 31, 1997, November 1, 1996 and November 3, 1995 follows:

                                                                    1997            1996                 1995
         Continuing operations:
           Federal income taxes:
               Current                                        $   1,014,500      $   1,491,000         $  1,345,000
               Deferred                                              65,500           (118,000)              58,000
                                                                  1,080,000          1,373,000            1,403,000
           State income taxes                                       258,000            275,000              303,000

                                                               $  1,338,000       $  1,648,000         $  1,706,000

         Discontinued operations:
           Federal income taxes:
               Current                                         $          0      $     54,000          $    320,000
                                                                     65,500          (118,000)               58,000
               Deferred                                                   0                 0                     0
                                                                          0            54,000               320,000
           State income taxes                                             0            11,000                40,000

                                                               $          0      $     65,000        $      360,000



                            Sale of division assets:
                                 Federal income taxes:
                                      Current                 $    124,500        $   1,416,000       $           0
                                      Deferred                   (124,500)              305,000                   0
                                                                         0            1,721,000                   0
                            State income taxes                           0              295,000                   0

                                                          $              0           $2,016,000       $           0

                            Total:
                               Federal income taxes:
                                      Current                   $1,139,000           $2,961,000          $1,665,000
                                      Deferred                    (59,000)              187,000              58,000
                                                                 1,080,000            3,148,000           1,723,000
                            State income taxes                     258,000              581,000             343,000

                                                                $1,338,000           $3,729,000          $2,066,000




    Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for income tax purposes. The following is a reconciliation of income taxes at the federal statutory rate with income taxes recorded by the Company for the years ended October 31, 1997, November 1, 1996 and November 3, 1995:




                                                                   1997                       1996                        1995


                             Computed income taxes at     $ 1,128,400       34.00%   $ 3,265,300        34.00%  $ 1,747,126    34.0%
                             statutory rates
                             State income taxes net of                       4.93%       404,400         4.20%      232,878     4.5%
                             federal income tax benefit       163,700

                             Other                             45,900        1.38%        59,300         0.60%       85,996     1.7%

                                                          $ 1,338,000       40.31%   $ 3,729,000        38.80%  $ 2,066,000    40.2%

    Deferred taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities. Temporary differences which give rise to a significant portion of deferred tax assets and liabilities at October 31,1997 and November 1, 1996 are as follows:

                                                                                       1997                   1996
                            Deferred tax assets:
                               Accrued expenses and other liabilities                $    334,356           $    481,624
                               Capitalized inventory costs                                153,048                166,134
                               Provision for bad debts                                    222,688                248,789
                               Other                                                        9,186                 14,366

                                   Deferred tax asset                                     719,278                910,913


                            Deferred tax liability:
                               Basis of inventories                                     (848,491)              (862,713)
                               Basis of investments                                     (131,651)              (135,526)
                               Basis of property, plant and equipment                      41,421                 18,886
                               Installment  sale                                        (397,699)              (522,199)
                               Other                                                     (54,100)              (139,707)

                                   Deferred tax liability                             (1,390,520)            (1,641,259)

                                                                                   $    (671,242)         $    (730,346)

    The current portion of the deferred tax liability is included in accrued expenses and other liabilities on the balance sheet at October 31, 1997 and November 1, 1996.

7.  EMPLOYEE PENSION PLAN:

    On January 10, 1995, the Board of Directors approved an amendment to the Company's pension plan which resulted in the freezing of all future benefits and the vesting of all participants 100 percent in their accrued benefits. As a result, the Company recognized a gain of approximately $188,000. The gain has been netted with employee compensation under selling, general and administrative expenses in the 1995 consolidated statement of income.


    The Company's consolidated statements of income included pension related income of approximately $5,600, $5,500 and $116,000 for fiscal years 1997, 1996 and 1995, respectively, and was as follows:

                                                                            1997               1996                1995

                              Service cost for current period           $           0     $            0         $     49,962
                              Interest on projected benefit obligation        117,970            132,817              185,476
                              Less actual return on plan assets             (133,262)          (191,167)            (304,715)
                              Amortization of losses                                0                  0               12,484
                              Amortization of transition amount                     0                  0              (5,274)
                              Amortization of prior service cost                    0                  0                4,737
                              Deferral of asset gain                            9,680             52,894              129,237
                              Recognition of gain                                   0                  0            (187,545)

                                 Net pension income                    $      (5,612)            $(5,456)       $   (115,638)


    The following table sets forth the Plan's funded status and amounts recognized in the consolidated balance sheets at October 31, 1997, and November 1, 1996:


                                                                                                         1997            1996

                          Actuarial present value of vested benefit obligation                     $ (1,000,882)     $ (1,538,962)
                          Actuarial present value of accumulated benefit obligation
                                                                                                   $ (1,000,882)     $ (1,538,962)

                          Actuarial present value of projected benefit obligation for service      $ (1,000,882)     $ (1,538,962)
                              rendered to date
                          Plan assets at fair value                                                      925,391         1,561,554

                          Projected (shortfall) excess of plan assets compared to benefit               (75,491)            22,592
                              obligations

                          Unrecognized net loss from past experience different from that assumed         127,387            23,692
                              and effects of changes in assumptions

                          Pension asset                                                            $      51,896     $      46,284

    Assumptions used to develop the net periodic pension cost and the Plan's funded status as of year-end were:

                                                                      1997                 1996                    1995
                                                                 NET      FUNDED      NET      FUNDED        NET       FUNDED
                                                              PERIODIC  STATUS AS  PERIODIC   STATUS AS   PERIODIC    STATUS AS
                                                               PENSION   OF YEAR-   PENSION   OF YEAR-     PENSION   OF YEAR-END
                                                                COST       END       COST        END        COST
                   Discount rate                                7.75%     7.50%      7.75%      7.75%       7.50%       7.50%
                   Expected long-term rate of return on         8.00%     8.00%      8.00%      8.00%       8.00%       8.00%
                   assets
                   Rate of increase in compensation levels     ------     ------    ------     ------       5.00%       5.00%

    During October 1997, the Board of Directors approved an amendment to the Company's pension plan that authorized the termination of the Plan and the distribution of all the plan assets to the participants in the Plan. The Company has filed a request for termination with the Internal Revenue Service and notified the Pension Benefit Guarantee Corporation of its intent to terminate the Plan.

8.  DEFINED CONTRIBUTION PLANS:

    Reeves Southeastern Corporation Profit Sharing and Savings Plan (the Plan) permits employees to defer a portion of eligible compensation through participant contributions to the Plan. Employer contributions to the Plan are at the discretion of the Board of Directors. The Company has approved contributions for fiscal 1997, 1996 and 1995 approximating $108,000, $164,000 and $241,000, respectively, representing a match of 25% of participant contributions up to 6% of eligible compensation for 1997, a match of 40% of participant contributions up to 6% of eligible compensation for 1996 and a match of 50% of participant contributions up to 6% of eligible compensation for 1995.

9.  EMPLOYEE STOCK OWNERSHIP PLAN:

    The Company maintains an Employee Stock Ownership Plan (the ESOP) and Employee Stock Ownership Trust (the Trust) as a noncontributory defined contribution plan which covers eligible employees of the Company.

    During 1995, the Trust obtained a $2 million loan to finance the purchase of 47,710 shares of the Company's common stock from the Chairman of the Board of the Company. The shares were purchased at $41.92 per share based on an independent valuation as of October 28, 1994. The Company has guaranteed the Trust's borrowing and reported the outstanding balance of this loan as a liability of the Company (see Note 5). Accordingly, the guarantee of the ESOP obligation is reported as a reduction of stockholders' equity. On an annual basis, the Company makes contributions to the Trust to make principal and interest payments. As the principal amount of the borrowing is repaid by the ESOP, the related liability and the guaranteed ESOP obligation are reduced accordingly. The Company's cash contributions are determined based on the Trust's total debt service. The Company contributed $400,000, $400,000 and $300,000, plus interest, to the Trust during 1997, 1996 and 1995, respectively. Shares of common stock acquired by the ESOP are allocated to each employee in amounts based on employees' annual compensation. As of October 31, 1997, November 1, 1996 and November 3, 1995, the ESOP had 72,526, 80,176 and 78,036 of allocated shares, respectively and 19,398, 28,983 and 39,638 of unallocated shares, respectively.

    The Company has provided a put option to participants in the ESOP allowing them to put distributions of the Company's common stock back to the Company upon retirement or termination of employment at the higher of the fair value of the stock, as determined by an annual independent appraisal, or $5.10 per share (adjusted for the stock dividend, see Note 12). At October 31, 1997, November 1, 1996 and November 3, 1995, 72,526, 80,176 and 78,036 shares, respectively, are subject to mandatory redemption under this put arrangement. The most recent valuation of the Company's common stock was for the year ended November 1, 1996 and resulted in a valuation of $70.51 per share, or approximately $5,113,800, for the total shares held by the ESOP and subject to redemption at October 31, 1997.

10.  COMMITMENTS AND CONTINGENCIES:

    The Company leases a portion of its sales facilities and vehicles under noncancelable operating leases expiring at various dates through September 2008. Total rental expense for 1997, 1996 and 1995 was approximately $3,168,000, $2,992,000 and $2,707,000, respectively.

    Minimum annual rentals for the five years subsequent to 1997 and in the aggregate are:

                                                   CAPITAL       OPERATING
                                                    LEASES        LEASES

                  1998                               $35,172    $ 2,343,000
                  1999                                35,172      1,872,000
                  2000                                25,124      1,180,000
                  2001                                 5,028        579,000
                  2002                                 4,190        400,000
                  Thereafter                               0      1,152,000

                     Total minimum payments          104,686    $ 7,526,000

                  Amount representing interest        13,533

                  Present value of minimum payments  $91,153


    The Company's Tampa facilities have been listed on the federal Environmental Protection Agency's (the EPA) Superfund National Priorities List. As a result of such inclusion on that list, the Company has engaged in discussions with the EPA and state and local authorities to coordinate the actions necessary to remove such facilities from that list.

    Over the past several years, management and its consultants have studied the site for the purpose of determining the nature and extent of the contamination of soil and groundwater caused by disposal procedures prior to mid-1982. The EPA issued records of decision for the selected methods of treatment of the contaminated soil and groundwater at the site. During fiscal 1997, the Company completed the first phase of remediation of the site under a plan approved by the EPA. During October 1997, the EPA issued a memorandum of acceptance confirming that the remediation had been completed in accordance with the approved plan. Based on site studies, existing regulations, and the Company's remediation activities to date, management is of the opinion that future remediation costs will not have a material adverse effect on the Company's consolidated financial position or results of operations. The Company's consolidated statements of income included remediation costs of approximately $736,000, $669,000 and $482,000 for fiscal years 1997, 1996 and 1995, respectively. At October 31, 1997 and November 1, 1996, the Company had accrued approximately $350,000 and $1,002,000, respectively, for future remediation costs.

11.  SALE OF GALVANIZING OPERATION:

    In March 1996, the Company sold its commercial galvanizing division. The sale included substantially all of the assets of the division and an assumption of certain liabilities by the buyer. The Company's consolidated financial statements for 1996 have been adjusted to reflect the discontinuance of this business.

    The Company received $6,700,000 in cash and a promissory note for $3,000,000 at closing.

    A summary of the net assets of the discontinued operations, which are included in the Company's consolidated balance sheet at November 3, 1995, is as follows:
                                                               November 3,
                                                                   1995
                Current assets                                  $1,286,380
                Current liabilities                               (65,633)
                                                                 1,220,747

                Property, plant and equipment, net of            1,937,847
                accumulated depreciation and amortization

                                                                $3,158,594


      The operating results and the sale of the commercial galvanizing division have been reported as separate components of discontinued
      operations  in  the  consolidated statements  of  income.   The
      summarized operating results of the discontinued operations is as follows:

                                                                                                              YEAR ENDED

                                                                                           NOVEMBER 1,        NOVEMBER 3,
                                                                                               1996               1995
                               Net sales                                                 $  1,760,146       $  6,554,612

                               Income from discontinued operations before income taxes   $    165,447       $    941,198

                               Provision for income taxes                                      65,000             360,000

                                   Net income from discontinued operations               $    100,447       $    581,198


12. STOCK DIVIDEND:

    The Company declared a 9 for 1 stock dividend to shareholders of record on November 3, 1995. A total of 542,160 shares of common stock were issued in connection with this dividend and considered effective for the year ended November 3, 1995. The stated par value of each share remained $1. A total of $542,160 was reclassified from the Company's additional paid-in capital to the Company's common stock. All applicable share and per share data have been adjusted for the stock dividend.


13. SUBSEQUENT EVENT:

    During March 1998, the shareholders of the Company entered into an agreement to sell their stock in the Company to an independent third
    party.   Completion of  the transaction  is contingent  upon receipt of regulatory and other closing conditions and upon resolution of certain environmental

(a)  Financial Statements

         (2) Unaudited financial statements of Reeves Southeastern Corporation at January 30, 1998 and for the three month periods ended January 30, 1998 and January 31, 1997.

                     REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
                     CONDENSED CONSOLIDATED  BALANCE SHEETS


                                                                                       JANUARY 30, 1998      OCTOBER 31, 1997
                                                                                          (UNAUDITED)

                                                                                                   (IN THOUSANDS)
                                                  ASSETS
                     Current Assets:
                        Cash                                                                        $713                $1,041
                        Trade receivables                                                         11,500                13,831
                        Inventories                                                               16,057                13,314
                        Prepaid expenses and other current assets                                    823                   579
                     Total current assets                                                         29,093                28,765
                     Investments                                                                     514                   514
                     Property, plant and equipment, net                                            6,250                 5,678
                     Other assets                                                                  3,103                 3,346
                     Total assets                                                                $38,960               $38,303


                              LIABILITIES AND STOCKHOLDERS' EQUITY
                     Current liabilities:
                        Current portion of long-term debt and capital leases                      $1,804                $1,804
                        Revolving credit note                                                      8,694                 6,739
                        Accounts payable                                                           4,495                 5,226
                        Accrued expenses and other liabilities                                     3,321                 4,056
                        Deferred revenue                                                           1,052                   712
                     Total current liabilities                                                    19,366                18,537
                     Long-term debt and capital leases                                             1,249                 1,356
                     Deferred Income taxes                                                           538                   539

                     Total liabilities                                                            21,153                20,432

                     Stockholders' equity:
                        Common stock                                                                 602                   602
                        Additional paid-in capital                                                 2,681                 2,681
                        Retained earnings                                                         21,249                21,413
                                                                                                  24,532                24,696
                        Less treasury stock at cost                                               (5,925)               (5,925)
                        Less guaranteed ESOP obligation                                             (800)                 (900)
                     Total stockholders' equity                                                   17,807                17,871

                     Total liabilities and stockholders' equity                                  $38,960               $38,303

             See accompanying notes.




    REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
    CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                                             THREE MONTHS          THREE MONTHS
                                                                                          ENDED JANUARY 30,     ENDED JANUARY 31,
                                                                                               1998                  1997

                                                                                               (IN THOUSANDS)

                Net sales                                                                   $22,904               $23,906
                Cost of sales                                                                17,822                18,640
                Gross profit                                                                  5,082                 5,266

                Selling, general and administrative expenses                                  5,246                 5,391

                Operating loss                                                                 (164)                 (125)

                Other expenses (income)
                   Interest expense                                                             222                   272
                   Miscellaneous income                                                        (113)                 (120)
                                                                                                     109                   152
                Loss before income taxes                                                       (273)                 (277)

                Income taxes                                                                   (109)                 (112)

                Net loss                                                                      ($164)                ($165)

                See accompanying notes.



             REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                                                         THREE MONTHS          THREE MONTHS
                                                                                       ENDED JANUARY 30,     ENDED JANUARY 31,
                                                                                             1998                  1997

                                                                                                   (IN THOUSANDS)

                     Operating activities:
                       Net loss                                                                    ($164)                ($165)
                       Adjustments to reconcile net loss to net cash provided by (used in)
                                 operating activities:
                         Depreciation and amortization                                               231                   244
                         Provision for doubtful accounts                                              62                    86
                         Changes in operating assets and liabilities:
                           Trade receivables                                                       2,269                 1,311
                           Inventories                                                            (2,743)                 (997)
                           Accounts payable                                                         (731)                1,361
                           Other assets and liabilities, net                                        (411)                 (163)
                       Net cash provided by (used in) operating activities                        (1,487)                1,677

                     Investing activities:
                       Capital Expenditures                                                         (828)                 (448)

                       Net cash used in investing activities                                        (828)                 (448)

                     Financing activities:
                       Borrowings on revolving credit agreement                                   10,911                 6,255
                       Payments on revolving credit agreement                                     (8,956)               (7,042)
                       Payments of term debt and capital leases                                     (107)                 (466)
                       Other                                                                          39                     2
                       Reduction of ESOP obligation                                                  100                   100

                       Net cash provided by (used in) financing activities                         1,987                (1,151)
                     Net increase (decrease) in cash                                                (328)                   78

                     Cash at beginning of period                                                   1,041                   482

                     Cash at end of period                                                          $713                  $560

                     Supplemental cash flow disclosure:
                       Interest paid                                                                $184                  $251
                       Income taxes paid                                                            $364                  $186

                      See accompanying notes.



                 REEVES SOUTHEASTERN CORPORATION AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the fiscal three-month period ended January 30, 1998 are not necessarily indicative of the results that may be expected for the year ending October 31, 1998. For further information, refer to the consolidated financial statements included elsewhere herein.

2.   INVENTORIES

     A summary of inventories at January 30, 1998 and October 31, 1997 follows:

                                                                                          January 30,       October 31,
                                                                                             1998              1997
                              Raw materials                                                $    1,062        $       631
                              Work in progress                                                    846                672
                              Finished goods                                                   15,361             13,223
                                                                                               17,269             14,526
                              Less reserve to state inventories principally at LIFO           (1,212)            (1,212)
                              cost
                                                                                             $ 16,057           $ 13,314

     Inventory components valued at LIFO amounted to 40% of total FIFO inventory at both January 30, 1998 and October 31, 1997.

3.   SEASONALITY

     Reeves Southeastern's fencing results of operations may fluctuate from year to year or quarter to quarter due to a variety of factors. Reeves expects lower levels of sales and profitability during the period from November through February due to winter and rainy weather in certain of the Company's markets.